UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2022

RALLYBIO CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40693	85-1083789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Church Street, Suite 1020
	New Haven, Connecticut	06510
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 203 859-3820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RLYB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2022, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the Board) of Rallybio Corporation (Rallybio), the Board increased its size from eight directors to ten directors and appointed Christine A. Nash and Hui Liu, Ph.D., each to serve as a director to fill the newly created vacancies, effective April 4, 2022. In addition, on April 1, 2022, Timothy Shannon notified Rallybio that he would resign from the Board, effective at Rallybio’s 2022 annual meeting of shareholders.

Ms. Nash will serve as a Class II director whose term will expire at Rallybio’s 2023 annual meeting of shareholders and Ms. Nash has been appointed to the Compensation Committee of the Board. Dr. Liu will serve as a Class III director whose term will expire at Rallybio’s 2024 annual meeting of shareholders and Dr. Liu has been appointed to the Audit Committee of the Board.

Each of Ms. Nash and Dr. Liu will be entitled to receive compensation for service as a director in accordance with Rallybio’s non-employee director compensation policy as described under the section “Director compensation” in Amendment No. 1 to Rallybio’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (SEC) on July 22, 2021.

In connection with their appointments to the Board, Ms. Nash and Dr. Liu will enter into Rallybio’s standard form of indemnification agreement with its directors and officers, a copy of which was filed as Exhibit 10.7 to Amendment No. 1 to Rallybio’s Registration Statement on Form S-1 filed with the SEC on July 22, 2021.

There are no arrangements or understandings between Ms. Nash or Dr. Liu and any other person pursuant to which either of them was elected as a director. Neither Ms. Nash nor Dr. Liu have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On April 4, 2022, Rallybio issued a press release announcing the appointments of Ms. Nash and Dr. Liu to the Board, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
99.1	Press release issued by Rallybio on April 4, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALLYBIO CORPORATION

Date:	April 4, 2022	By:	/s/ Jeffrey M. Fryer
Jeffrey M. Fryer, CPA Chief Financial Officer and Treasurer